SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2009 (September 10, 2009)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts		01852
(address of principal executive offices)		(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On September 10, 2009, Enterprise Bancorp, Inc. (the “Company”) announced that it has filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”).  This registration of securities is intended to provide the Company with the flexibility to raise up to $25 million in capital to support future asset growth.  Subject to the registration statement being declared effective by the SEC, the Company intends to raise $5-$10 million in common stock in the fall of 2009 through a subscription rights offering to the Company’s stockholders, together with a supplemental community-based offering to be undertaken concurrently with the rights offering.

A copy of the press release regarding this announcement and a copy of a letter that the Company mailed to its stockholders on the date of the announcement following the Company’s filing of the registration statement, which was also included with the press release, are attached to this Current Report on Form 8-K as Exhibit 99.

The above-referenced registration statement has not yet become effective.  The securities subject to the registration statement may not be sold and no offers to buy the securities may be accepted prior to the time the registration statement becomes effective.  This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities.  Copies of the prospectus and the prospectus supplement included in the registration statement may be obtained by contacting Enterprise Bancorp, Inc., Attn:  Investor Relations, 222 Merrimack Street, Lowell, MA 01852.

Item 9.01.                                          Financial Statements and Exhibits

(a)                                    Not applicable

(b)                                   Not applicable

(c)                                    The following exhibit is included with this report:

Exhibit 99                                             Press release and accompanying letter to stockholders dated September 10, 2009.

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: September 10, 2009	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Chief Financial
Officer and Treasurer